SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2005

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-21292	39-1413328
(Commission File Number)	(I.R.S. Employer I.D. Number)

5445 South Westridge Drive New Berlin, WI	53151
(Address of Principal Executive Offices)	(Zip Code)

262-827-6700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                                         (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On March 7, 2005, Merchants and Manufacturers Bancorporation, Inc. (the "Company") sent a formal notice (the "Notice") to its directors and executive officers, informing them that the Merchants and Manufacturers Bancorporation 401(k) Salary Savings Plan (the "Plan") will be changing investment options and the Plan's recordkeeper and that, as a result of these changes, a blackout period is expected to be in effect beginning April 2, 2005 and ending April 29, 2005. During this blackout period, Plan participants will be unable to direct or diversify investments in their individual accounts, or obtain a loan or distribution from the Plan, and directors and executive officers of the Company will be prohibited from purchasing, selling or otherwise acquiring or transferring certain equity securities of the Company. The Notice was provided pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

            99.1 - Notice to directors and executive officers of Merchants and
           Manufacturers Bancorporation, Inc., dated March 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS AND MANUFACTURERS
BANCORPORATION, INC.
Date: March 7, 2005
BY         /s/ John M. Krawczyk
            John M. Krawczyk, Executive
Vice President and General Counsel

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